ASSET PURCHASE AGREEMENT


                                     among:


                                AURASOUND, INC.,
                             a Delaware corporation;


                               AURA SYSTEMS, INC.,
                             a Delaware corporation;



                                ALGO SOUND, INC.,
                            a California corporation;



                                       and

                             ALGO TECHNOLOGY, INC.,
                            a California corporation

                          ----------------------------


                          Dated as of December 1, 1999

                          ----------------------------




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                                                         28

                                                     1

ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT is entered into as of December 1, 1999, by and among: AURASOUND, INC., a Delaware corporation (the "Seller"); AURA SYSTEMS, INC., a Delaware corporation and Seller's sole shareholder (the "Shareholder"); and ALGO TECHNOLOGY, INC., a California corporation ("Parent") and ALGO SOUND, INC., a California corporation (the "Purchaser"). Certain capitalized terms used in this Agreement are defined in Exhibit A.


                                                     RECITALS

         A.       The Shareholder is the sole shareholder of the Seller.

         B. The Shareholder and the Seller wish to provide for the sale of substantially all of the assets of the Seller to the Purchaser on the terms set forth in this Agreement.

         C. The Shareholder has licensed and granted an option to certain intellectual property rights pursuant to a license agreement of even date herewith (the "License Ageement").

                                                     AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

1.       SALE OF ASSETS; RELATED TRANSACTIONS.

1.1 Sale of Assets. The Shareholder and the Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), good and valid title to the Assets (as defined below), free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Assets" shall mean and include all of the properties, rights, interests and other tangible and intangible assets of the Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles; provided, however, that the Assets shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Assets shall include:

                           (1) all accounts receivable, notes receivable and other receivables of the Seller (including all accounts receivable identified in Part 2.8 of the Disclosure Schedule);

                           (2) all inventories and work-in-progress of the Seller, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to the Seller with respect to services performed on behalf of the Seller on or prior to the Closing Date;

                           (3) all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets of the Seller (including the tangible assets identified in Part 2.11 of the Disclosure Schedule);

                           (4) all advertising and promotional materials possessed by the Seller;

                           (5) all Proprietary Assets and goodwill of the Seller (including the Proprietary Assets identified in Part 2.13 of the Disclosure Schedule);

                           (6) all rights of the Seller under the Seller Contracts (including the Seller Contracts identified in Part 2.14 of the Disclosure Schedule);

                           (7) all Governmental Authorizations held by the Seller (including the Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule);

                           (8) all claims (including claims for past infringement of Proprietary Assets) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable); and

                           (9) all books, records, files and data of the Seller or Shareholder necessary for the non-interrupted operation of the business of Seller.

1.2 License Agreement. It shall be a condition to Closing that the parties thereto shall have entered into that certain license agreement in substantially the form attached hereto as Exhibit ___.

1.3      Purchase Price.

(a)      As consideration for the sale of the Assets to the Purchaser:


(i) at the Closing (as defined below), the Purchaser shall (i) pay to the Seller a total of $100,000.00 (less all principal and accrued and unpaid interest accrued as of the Closing Date under those certain promissory notes, dated June 7, 1999, June 25, 1999, July 1, 1999, and July 1, 1999 (the "Notes"), issued by Seller to Lender (as defined therein) and (ii) deliver the canceled Notes;

                           intentionally omitted;

(iii) subject to Section 6.4, beginning on January 15, 2000 and on the 15th of each month thereafter for a total of nineteen (19) payments, Parent shall pay to Seller each month, in cash, $100,000.00 for a total payment of $1,900,000.00;

(iv) subject to Section 6.4, on each annual anniversary of the Closing Date until such time as the payment obligations of Sections 1.2(a)(ii) and
         (iii) have been completed, Parent shall pay to the Seller, in cash, interest that has accrued on amounts unpaid under Sections 1.2(a)(ii) and (iii). Interest shall accrue commencing on the Closing Date at the rate of eight percent (8%) per annum; and


(v) at the Closing, the Purchaser shall assume the Assumed Liabilities by delivering to the Seller a Bill of Sale, Assignment, and Assumption Agreement in substantially the form of Exhibit ___ (the "Assumption Agreement").


         Notwithstanding the foregoing, Parent's payment obligations under Sections 1.2(a)(iii) and (iv) may be suspended in accordance with Section 6.4.


(b) For purposes of this Agreement "Assumed Liabilities" shall mean only the following liabilities of the Seller:

(i) those accounts payable of the Seller in an amount not to exceed one million six hundred thousand dollars ($1,600,000) that arose from bona fide transactions entered into in the Ordinary Course of Business and that remained unpaid as of the Closing Date which are listed in Part 2.15(b) of the Disclosure Schedule; and

(ii)     the  obligations  of the Seller under the Contracts  identified in Part
         2.14 to the Disclosure Schedule, but only to the extent such obligations (A) arise after the Closing Date, (B) do not arise from or relate to any Breach by the Seller of any provision of any of such Contracts, (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any of such Contracts, and (D) are ascertainable (in nature and amount) solely by reference to the express terms of such Contracts;

provided, however, that notwithstanding the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the "Assumed Liabilities" shall not include, and the Purchaser shall not be required to assume or to perform or discharge:

                           (1) any Liability of any Shareholder or any other Person, except for the Seller;

                           (2) any Liability of the Seller arising out of or relating to the execution, delivery or performance of any of the Transactional Agreements;

                           (3) any Liability of the Seller for any fees, costs or expenses of the type referred to in Section 8.4(a) of Agreement;

                           (4) any Liability of the Seller arising from or relating to any action taken by the Seller, or any failure on the part of the Seller to take any action, at any time after the Closing Date;

                           (5) any Liability of the Seller arising from or relating to (x) any services performed by the Seller for any customer, or (y) any claim or Proceeding against the Seller;

                           (6) any Liability of the Seller for the payment of any Tax;

                           (7) any Liability of the Seller to any employee or former employee of the Seller under or with respect to any Employee Benefit Plan, profit sharing plan or dental plan or for severance pay;

                           (8)      any Liability of the Seller to any
                                    Shareholder or any other Related Party;

                           (9) any Liability under any Contract, if the Seller shall not have obtained, prior to the Closing Date, any Consent required to be obtained from any Person with respect to the assignment or delegation to the Purchaser of any rights or obligations under such Contract;

                           (10) any Liability that is inconsistent with or constitutes an inaccuracy in, or that arises or exists by virtue of any Breach of, (x) any representation or warranty made by the Seller or any Shareholder in any of the Transactional Agreements, or (y) any covenant or obligation of the Seller or any Shareholder contained in any of the Transactional Agreements; or

                           (11) any other Liability that is not referred to specifically in clause "(i)" or "(ii)" of this sentence.

1.4 Sales Taxes. The Seller shall bear and pay, and shall reimburse the Purchaser and the Purchaser's affiliates for, any transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Purchaser or in connection with any of the other Transactions.

1.5 Allocation. At or prior to the Closing, Purchaser shall deliver to the Seller a statement setting forth the Purchaser's good faith determination of the manner in which the consideration referred to in Sections 1.2(a)(i), 1.2(a)(ii) and 1.2(a)(iii) is to be allocated among the Assets. The allocation prescribed by such statement shall be conclusive and binding upon the Shareholder and the Seller for all purposes, and neither the Seller nor Shareholder shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

1.6       Closing.

(a) The closing of the sale of the Assets to the Purchaser (the "Closing") shall take place at the offices of Cooley Godward LLP in Palo Alto, California, at 10:00 a.m. on such date as the Purchaser may designate in a written notice delivered to the Seller; provided, however, that if any condition set forth in
Section 4 has not been satisfied as of the date designated by the Purchaser, then the Purchaser may, at its election, unilaterally postpone the Scheduled Closing Time by up to 60 days. For purposes of this Agreement, "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.6(a); and "Closing Date" shall mean the time and date as of which the Closing actually takes place.

(b)      At the Closing:

(i) the Seller shall execute and deliver to the Purchaser such bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free of any Encumbrances;


(ii) the Purchaser shall pay to the Seller such amount in cash as contemplated by Section 1.2(a)(i) and deliver the canceled Notes;


     (iii) the Purchaser shall execute and deliver to the Seller the Assumption Agreement;

     (iv) the Shareholder and the Seller shall execute and deliver to the Purchaser a certificate (the "Closing Certificate") setting forth the representations and warranties of the Shareholder and the Seller that (A) each of the representations and warranties made by the Shareholder and the Seller in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing
     Certificate, each of the representations and warranties made by the Shareholder and the Seller in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that any of the Shareholder or the Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Section 4.3 has been satisfied in all respects; and

     (v) the parties thereto shall have executed and delivered the License Agreement.


2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND THE SELLER.

                  The  Shareholder  and  the  Seller,   jointly  and  severally,
represent and warrant, to and for the benefit of the Indemnitees, as follows:

2.1 Due Organization; No Subsidiaries; Etc. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule. The Seller is in good standing as a foreign corporation in each of the jurisdictions listed in
Part 2.1 of the Disclosure Schedule. The Seller does not have any subsidiaries other than those listed in Part 2.1 of the Disclosure Schedule, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity. The Seller has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

2.2 Certificate of Incorporation and Bylaws; Records. The Seller has delivered to (or made available for inspection by) the Purchaser accurate and complete copies of: (i) the certificate of incorporation and bylaws of the Seller, including all amendments thereto; and (ii) the stock records of the Seller. The books of account, stock records, minute books and other records of the Seller are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Seller are in the actual possession and direct control of the Seller.

2.3 Capitalization. The Shareholder is the sole shareholder of the Seller. No person other than the Shareholder has any right to vote with respect to the sale of the Assets to the Purchaser or any of the other Transactions.

2.4 Financial Statements. The Seller has delivered to the Purchaser the following financial statements (collectively, the "Financial Statements"): (a) the unaudited balance sheet of the Seller as of February 28, 1999, and the unaudited statement of income of the Seller for the one year period ending February 28, 1999 ; and (b) the balance sheet of the Seller as of May 31, 1999 (the "Unaudited Interim Balance Sheet") and the unaudited statement of income of the Seller for the period of March 1, 1999 through May 31, 1999. The Financial Statements are accurate and complete in all respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in clause "(b)" of this Section 2.4 do not have notes) and present fairly the financial position of the Seller as of the respective dates thereof.

2.5 Absence Of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since February 28, 1999:

(a) there has not been any adverse change in, and no event has occurred that might have an adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller;

(b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets of the Seller (whether or not covered by insurance);

(c) the Seller has not purchased or otherwise acquired any asset from any other Person, except for supplies acquired by the Seller in the Ordinary Course of Business;

(d)      the Seller has not leased or licensed any asset from any other Person;

(e)      the Seller has not made any capital expenditure;

(f) the Seller has not sold or otherwise transferred, or leased or licensed, any asset to any other Person;

(g) the Seller has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(h)      the Seller has not made any loan or advance to any other Person;

(i) the Seller has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or independent contractors;

(j) no Contract by which the Seller or any of the assets owned or used by the Seller is or was bound, or under which the Seller has or had any rights or interest, has been amended or terminated;

(k) the Seller has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business;

(l) the Seller has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by the Seller since May 31, 1999, in bona fide transactions entered into in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

(m) the Seller has not forgiven any debt or otherwise released or waived any right or claim;

(n) the Seller has not changed any of its methods of accounting or accounting practices in any respect;

(o) the Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

(p) the Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" through "(o)" above.

2.6 Title To Assets. The Seller owns, and has good and valid title to, all of the all assets purported to be owned by it and transferred to Purchaser pursuant to this Agreement, including: all assets reflected on the Unaudited Interim Balance Sheet; all assets acquired by the Seller since May 31, 1999; all assets referred to in Parts 2.7, 2.8, 2.10, 2.11, 2.12, and 2.13 of the Disclosure Schedule; all rights of the Seller under Seller Contracts; and all other assets reflected in the books and records of the Seller as being owned by the Seller. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Seller free and clear of any Encumbrances. Part 2.6 of the Disclosure Schedule identifies all of the assets that are being leased or licensed to the Seller. The Assets, in conjunction with the License Agreement, will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Purchaser to conduct Seller's business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

2.7 Bank Accounts. Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Seller at any bank or other financial institution: (a) the name and location of the institution at which such account is maintained; (b) the name in which such account is maintained and the account number of such account; (c) a description of such account and the purpose for which such account is used; (d) the current balance in such account; (e) the rate of interest being earned on the funds in such account; and (f) the names of all individuals authorized to draw on or make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Seller.

2.8 Receivables. Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Seller as of the Closing Date. Except as set forth in
Part 2.8 of the Disclosure  Schedule,  all existing  accounts  receivable of the
Seller: (i) represent valid obligations of customers of the Seller arising from bona fide transactions entered into in the Ordinary Course of Business; and (ii) are current and will be collected in full (without any counterclaim or setoff) on or before September 15, 1999). Part 2.8 of the Disclosure Schedule identifies all unreturned security deposits and other deposits made by, or held by any Person for the benefit of, the Seller.

2.9 Customers; Distributors. Part 2.9 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together which such customer's or other Person's affiliates) accounted for more than $20,000.00 of the gross revenues of the Seller in 1997, 1998, or 1999. Other than as identified in Part 2.9 of the Disclosure Schedule, neither the Seller nor Shareholder has received any notice or other communication (in writing or otherwise), and neither the Seller nor Shareholder has received any other information, indicating that any customer or other Person identified or required to be identified in Part 2.9 of the Disclosure Schedule may cease dealing with the Seller or may otherwise reduce the volume of business transacted by such Person with the Seller below historical levels. Neither the Seller nor Shareholder has received any notice or other communication (in writing or otherwise), or has received any other information, indicating that any distributor of any of the Seller's products may cease acting as a distributor of such products or otherwise dealing with the Seller.

2.10 Inventory. Part 2.10 of the Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of the Seller as of the Closing Date. All of the Seller's existing inventory not identified otherwise as "scrap" or "closeout": (a) is of such quality and quantity as to be usable and saleable by the Seller in the Ordinary Course of Business; (b) has been priced at the lower of cost or market value using the "last-in, first-out" method; and (c) is free of any defect or deficiency.

2.11 Equipment, Etc. Part 2.11 of the Disclosure Schedule accurately identifies all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets owned by the Seller. Part 2.11 of the Disclosure Schedule also accurately identifies all tangible assets leased to the Seller. Each asset identified or required to be identified in Part 2.11 of the Disclosure Schedule: (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);
(ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which it is being put. The assets identified in
Part 2.11 of the Disclosure Schedule are adequate for the conduct of the business of the Seller in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

2.12 Real Property. The Seller does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.12 of the Disclosure Schedule. Part 2.12 of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. The Seller enjoys peaceful and undisturbed possession of such premises.

2.13     Proprietary Assets.

(a) Part 2.13(a)(1) of the Disclosure Schedule identifies and provides a brief description of all Proprietary Assets owned by the Seller (or by Shareholder and that are needed for the conduct of, or are useful in connection with, the business of the Seller). Part 2.13(a)(2) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset that is owned by any other Person and that is licensed to or used by the Seller (except for any Proprietary Asset that is licensed to the Seller under any third party software license that (1) is generally available to the public, and (2) imposes no future monetary obligation on the Seller) and identifies the license agreement or other agreement under which such Proprietary Asset is being licensed to or used by the Seller. The Seller or Shareholder has good and valid title to all of the Proprietary Assets identified in Part 2.13(a)(1) of the Disclosure Schedule, free of any Encumbrances, and has a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Proprietary Assets identified in Part 2.13(a)(2) of the Disclosure Schedule. Except as set forth in
Part 2.13(a)(3) of the Disclosure Schedule, the Seller is not obligated to make any payment to any Person for the use or other exploitation of any Proprietary Asset. Except as set forth in Part 2.13(a)(4) of the Disclosure Schedule, the Seller is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Seller Proprietary Assets on an exclusive basis (other than Proprietary Assets consisting of software licensed to the Seller under third party licenses generally available to the public, with respect to which the Seller's rights are not exclusive).

(b) The Seller or Shareholder has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Seller and Shareholder Proprietary Assets (except Seller and Shareholder Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Seller Proprietary Assets. The Seller and Shareholder have not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Seller or Shareholder) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Seller or Shareholder Proprietary Asset.

(c) All patents, trademarks, service marks and copyrights that are registered with any Governmental Body and held by the Seller or Shareholder are valid and subsisting. None of the Seller Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Seller is not infringing, misappropriating or making any unlawful use of, and the Seller has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Seller and the Shareholder, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Seller Proprietary Asset.

(d) The Proprietary Assets constitute all the Proprietary Assets necessary to enable the Seller to conduct its business in the manner in which such business is being conducted and in the manner in which such business is proposed to be conducted. The Seller has not licensed any of the Seller Proprietary Assets to any Person on an exclusive basis. The Seller has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of the Seller Proprietary Assets or to transact business in any market or geographical area or with any Person.

(e) Except as set forth in Part 2.13(e) of the Disclosure Schedule, the Seller has not entered into and is not bound by any Contract under which any Person has the right to distribute or license any Proprietary Asset. The Seller has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Proprietary Asset. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Proprietary Asset.

2.14     Contracts.

(a) Part 2.14 of the Disclosure Schedule identifies and provides an accurate and complete description of each Seller Contract, except for any Immaterial Contract. The Seller has delivered to the Purchaser accurate and complete copies of all Contracts identified in Part 2.14 of the Disclosure Schedule, including all amendments thereto. Each Seller Contract is valid and in full force and effect.

(b) Except as set forth in Part 2.14 of the Disclosure Schedule: (i) no Person has violated or breached, or declared or committed any default under, any Seller Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Seller Contract, (B) give any Person the right to declare a default or exercise any remedy under any Seller Contract,
(C) give any Person the right to accelerate the maturity or performance of any Seller Contract, or (D) give any Person the right to cancel, terminate or modify any Seller Contract; (iii) the Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Seller Contract; and
(iv) the Seller has not waived any right under any Seller Contract.

(c) To the best of the knowledge of the Seller and the Shareholder, each Person against which the Seller has or may acquire any rights under any Seller Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities thereunder.

(d) Except as set forth in Part 2.14 of the Disclosure Schedule, the Seller has never guaranteed or otherwise agreed to cause, insure or become liable for, and the Seller has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person.

(e) The performance of the Seller Contracts will not result in any violation of or failure to comply with any Legal Requirement.

(f) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Seller under any Seller Contract or any other term or provision of any Seller Contract.

(g) The Seller has no knowledge of any basis upon which any party to any Seller Contract may object to (i) the assignment to the Purchaser of any right under such Seller Contract, or (ii) the delegation to or performance by the Purchaser of any obligation under such Seller Contract.

(h) The Contracts identified in Part 2.14 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

(i) Part 2.14 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Seller.

2.15     Liabilities.

(a) Except as set forth in Part 2.15 of the Disclosure Schedule, the Seller has no Liabilities, except for: (i) liabilities identified as such in the "liabilities" columns of the Unaudited Interim Balance Sheet; (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business since May 31, 1999; and (iii) obligations under the Contracts listed in Part 2.14 of the Disclosure Schedule, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

(b) Part 2.15 of the Disclosure Schedule: (i) provides an accurate and complete breakdown and aging of the accounts payable of the Seller as of the Closing Date; (ii) provides an accurate and complete breakdown of any customer deposits or other deposits held by the Seller as of the date of this Agreement; and (iii) provides an accurate and complete breakdown of all notes payable and other indebtedness of the Seller as of the date of this Agreement.

(c) Except as set forth in Part 2.15 of the Disclosure Schedule, the Seller has not paid, and the Seller is not and will not become liable for the payment of, any fees, costs or expenses of the type referred to in Section 8.4(a).

(d) Part 2.15 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that (together which such Person's affiliates) received more than $50,000 in the aggregate from the Seller in any of 1997, 1998, or 1999.

(e) The Seller has not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony, or (vi) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

2.16 Compliance with Legal Requirements. Except as set forth in Part 2.16 of the Disclosure Schedule: (a) the Seller is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets; (b) the Seller has at all times been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets; (c) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement; and (d) the Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. The Shareholder and the Seller have delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the Shareholder or the Seller has access that addresses or otherwise relates to the compliance of the Seller with, or the applicability to the Seller of, any Legal Requirement. To the best of the knowledge of the Seller and the Shareholder, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller or on the ability of the Shareholder or the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.17 Governmental Authorizations. Part 2.17 of the Disclosure Schedule identifies: (a) each Governmental Authorization that is held by the Seller; and
(b) each other Governmental Authorization that, to the best of the knowledge of the Shareholder and the Seller, is held by any employee of the Seller and relates to or is useful in connection with the business of the Seller. The Shareholder and the Seller have delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part
2.17 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 2.17 of the Disclosure Schedule: (i) the Seller is and has at all times been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule; (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule;
(iii) the Seller has never received any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding
(A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and
(iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.17 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body. The Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted, and (ii) to permit the Seller to own and use its assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used.

2.18     Tax Matters.

(a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Seller has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Seller has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

(b) Part 2.18 of the Disclosure Schedule accurately identifies each examination or audit of any Tax Return of the Seller that has been conducted since December 31, 1996. The Shareholders and the Seller have delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which any Shareholder or the Seller has access) relating to such Tax Returns.

(c) Except as set forth in Part 2.18 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to the Seller in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Seller. The Seller has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

(d) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Seller that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code.

(e) The Shareholder and the Seller have delivered to (or made available for inspection by) the Purchaser accurate and complete copies of all Tax Returns that have been filed on behalf of or with respect to the Seller since December 31, 1996. The information contained in such Tax Returns is accurate and complete in all respects.

2.19     Employee And Labor Matters.

(a) Part 2.19 of the Disclosure Schedule accurately sets forth, with respect to each employee of the Seller (including any employee who is on a leave of absence or on layoff status): (i) the name and title of such employee; (ii) the aggregate dollar amounts of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Seller with respect to services performed in 1998 and with respect to services performed in 1999; (iii) such employee's annualized compensation as of the date of this Agreement; (iv) the number of hours of sick-time which such employee has accrued as of the date hereof and the aggregate dollar amount thereof; and (v) the number of hours of vacation time which such employee has accrued as of the date hereof and the aggregate dollar amount thereof.

(b) Part 2.19 of the Disclosure Schedule accurately identifies each former employee of the Seller who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits from the Seller relating to such former employee's employment with the Seller; and Part 2.19 of the Disclosure Schedule accurately describes such benefits.

(c) Except as set forth in Part 2.19 of the Disclosure Schedule, the Seller is not a party to or bound by, and has never been a party to or bound by, any employment contract or any union contract, collective bargaining agreement or similar Contract.

(d) The employment of the employees of the Seller is terminable by the Seller at will and no employee is entitled to severance pay or other benefits following termination or resignation, except as otherwise provided by law. The Shareholder and the Seller have delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Seller.

(e) The Seller is not engaged in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Seller or any of its employees, and no Person has threatened to commence any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

2.20     Benefit Plans; ERISA.

(a) Part 2.20 of the Disclosure Schedule identifies and provides an accurate and complete description of each Plan. The Seller has never established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for the Plans identified in
Part 2.20 of the Disclosure Schedule; and the Seller has never provided or made available any fringe benefit or other benefit of any nature to any of its employees, except as set forth in Part 2.20 of the Disclosure Schedule.

(b) No Plan: (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation; (ii) is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or (iii) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA. There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Seller as a single employer within the meaning of
Section 414 of the Code.

(c) The Shareholder and the Seller have caused to be delivered to the Purchaser, with respect to each Plan: (i) an accurate and complete copy of such Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future); (ii) an accurate and complete copy of each Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Plan; (iii) an accurate and complete copy of any description, summary, notification, report or other document that has been furnished to any employee of the Seller with respect to such Plan; (iv) an accurate and complete copy of any form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Plan; and (v) an accurate and complete copy of any determination letter, notice or other document that has been issued by, or that has been received by the Seller from, any Governmental Body with respect to such Plan.

(d) Each Plan is being and has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Plan has been duly accrued and made on a timely basis. Each Plan has at all times complied and been operated and administered in full compliance with all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. The Seller has never incurred any Liability to the Internal Revenue Service or any other Governmental Body with respect to any Plan; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. Neither the Seller nor any Person that is or was an administrator or fiduciary of any Plan (or that acts or has acted as an agent of the Seller or any such administrator or fiduciary) has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject the Seller to any Liability for breach of any fiduciary duty or any other duty. No Plan, and no Person that is or was an administrator or fiduciary of any Plan (or that acts or has acted as an agent of any such administrator or fiduciary): (i) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; (ii) has failed to perform any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or (iii) has taken any action that (A) may subject such Plan or such Person to any Tax, penalty or Liability relating to any "prohibited transaction," or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Plan.

(e) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of the Seller (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Plan or with respect to any other matter relating to any Plan, or (ii) with respect to any proposal or intention on the part of the Seller to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

(f) The Seller has not advised any of its employees (in writing or otherwise) that it intends or expects to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

2.21     Environmental Matters.

(a) The Seller is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

(b) The Seller has never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against the Seller in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Seller becoming subject to, any such Liability.

(c) Except as set forth in Part 2.21 of the Disclosure Schedule, the Seller has never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Part
2.21 of the Disclosure Schedule, the Seller has never permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully): (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by the Seller; (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by the Seller.

(d) All property that is owned by, leased to, controlled by or used by the Seller, and all surface water, groundwater, soil and air associated with or adjacent to such property: (i) is in clean and healthful condition; (ii) is free of any Hazardous Material and any harmful chemical or physical conditions; and
(iii) is free of any environmental contamination of any nature.

(e) Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by the Seller, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by the Seller: (i) is in sound condition; and (ii) has been demonstrated by accepted testing methodologies to be free of any corrosion or leaks.

2.22 Sale of  Products.  Each  product  that has been sold by the  Seller to any
Person: (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any design defects construction defects or other defects or deficiencies at the time of sale. The Seller will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold by the Seller on or at any time prior to the Closing Date. No product manufactured or sold by the Seller has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

2.23 Performance Of Services. All services that have been performed on behalf of the Seller were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements. The Purchaser will not incur or otherwise become subject to any Liability arising directly or indirectly from any services performed by the Seller. There is no claim pending or being threatened against the Seller relating to any services performed by the Seller, and, to the best of the knowledge of the Shareholder and the Seller, there is no basis for the assertion of any such claim.

2.24     Insurance.

(a) Part 2.24 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Seller: (i) the name of the insurance carrier that issued such policy and the policy number of such policy; (ii) whether such policy is a "claims made" or an "occurrences" policy; (iii) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage); (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and (v) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy or any predecessor insurance policy. Part 2.24 of the Disclosure Schedule also identifies (1) each pending application for insurance that has been submitted by or on behalf of the Seller, (2) each self-insurance or risk-sharing arrangement affecting the Seller or any of the assets of the Seller, and (3) all material risks (of the type customarily insured by Comparable Entities) for which the Seller does not maintain insurance coverage. The Shareholder and the Seller have delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.24 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 2.24 of the Disclosure Schedule. Each of the policies identified in Part 2.24 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the best of the knowledge the Seller and the Shareholder, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis.

(b) Part 2.24 of the Disclosure Schedule identifies each insurance claim made by the Seller since December 31, 1996. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such insurance claim. The Seller has not received: (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.24 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.24 of the Disclosure Schedule; or (iii) any indication that the issuer of any of the policies identified in Part 2.24 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

2.25 Related Party Transactions. Except as set forth in Part 2.25 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the assets of the Seller; (b) no Related Party is, or has at any time since December 31, 1996 been, indebted to the Seller; (c) since December 31, 1996, no Related Party has entered into, or has had any direct or indirect financial interest in, any Seller Contract, transaction or business dealing of any nature involving the Seller; (d) no Related Party is competing, or has at any time since December 31, 1996 competed, directly or indirectly, with the Seller; (e) no Related Party has any claim or right against the Seller; and (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Seller.

2.26 Certain Payments, Etc. The Seller has not, and no officer, employee, agent or other Person associated with or acting for or on behalf of the Seller has, at any time, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Seller; (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;
(d) performed any favor or given any gift which was not deductible for federal income tax purposes; (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or (f) agreed, committed or offered (in writing or otherwise) to take any of the actions described in clauses "(a)" through "(e)" above.

2.27 Proceedings; Orders. Except as set forth in Part 2.27 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any Proceeding: (i) that involves the Seller or that otherwise relates to or might affect the business of the Seller or any of the Assets (whether or not the Seller is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. Except as set forth in Part 2.27 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. Except as set forth in Part 2.27 of the Disclosure Schedule, no Proceeding has ever been commenced by or against the Seller. The Shareholders and the Seller have delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials (to which the Shareholder or the Seller has access) that relate to the Proceedings identified in Part 2.27 of the Disclosure Schedule. There is no Order to which the Seller, or any of the assets owned or used by the Seller, is subject; and neither the Shareholders nor any other Related Party is subject to any Order that relates to the Seller's business or to any of the assets of the Seller. To the best of the knowledge of the Seller and the Shareholder, no employee of the Seller is subject to any Order that may prohibit employee from engaging in or continuing any conduct, activity or practice relating to the business of the Seller. There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller or on the ability of the Shareholder or the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.28     Authority; Binding Nature Of Agreements.

(a) The Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Seller and its shareholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms.

(b) The Shareholder has the absolute and unrestricted right, power and capacity to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party. This Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Shareholder is a party will constitute the legal, valid and binding obligation of Shareholder and will be enforceable against Shareholder in accordance with its terms.

2.29 Non-Contravention; Consents. Except as set forth in Part 2.29 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Shareholder or the Seller, or any of the assets of the Seller, is subject;

(b) cause the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

(c) cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

(d) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Assets or is held by the Seller or any employee of the Seller;

(e) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract;

(f) give any Person the right to (i) declare a default or exercise any remedy under any Contract, (ii) accelerate the maturity or performance of any Contract, or (iii) cancel, terminate or modify any Contract; or

(g) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

Except as set forth in Part 2.29 of the Disclosure Schedule, neither the Seller nor Shareholder was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

2.30 Brokers. Neither the Seller nor Shareholder has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

2.31     The Shareholders.

(a) The Shareholder has never (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, or (v) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

(b) The Shareholder is not subject to any Order or is bound by any Contract that may have an adverse effect on his ability to comply with or perform any of his or her covenants or obligations under any of the Transactional Agreements. There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability the Shareholder to comply with or perform any of its covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

2.32 Full Disclosure. None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Schedule, and all other information regarding the Seller and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of the Purchaser's Representatives by or on behalf of the Shareholder or the Seller or by any Representative of the Shareholder or of the Seller, is accurate and complete in all respects.


3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

3.1 Authority; Binding Nature Of Agreements. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under the Assumption Agreement, and the execution, delivery and performance of the Assumption Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. Upon the execution and delivery of the Assumption Agreement at the Closing, the Assumption Agreement will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

3.2 Brokers. The Purchaser has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.


4. CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.

         The Purchaser's obligation to purchase the Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

4.1 Accuracy Of Representations. All of the representations and warranties made by the Shareholder and the Seller in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date, without giving effect to any update to the Disclosure Schedule.

4.2      Performance Of Obligations.

(a) Each of the documents referred to in Sections 1.6(b)(i), 1.6(b)(iii), 1.6(b)(iv), and 1.6(b)(v), shall have been executed by each of the parties thereto and delivered to the Purchaser.

(b) All of the covenants and obligations that the Shareholder and the Seller are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

4.3 Consents. Each of the Consents identified in Part 2.29 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

4.4 Additional Documents. Purchaser shall have received the following documents:

(a) an opinion letter from counsel to the Seller, dated the Closing Date, in the form of Exhibit ___; and

(b) such other documents as Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Shareholder or the Seller, (ii) evidencing the compliance by the Shareholder or the Seller with, or the performance by the Shareholder or the Seller of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 4, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

4.5 No Prohibition. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, any applicable Legal Requirement or Order.

5. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE.

         The Seller's obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Shareholders' Representative, in whole or in part, in writing):

5.1 Accuracy Of Representations. All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date.

5.2      Purchaser's Performance.

(a) The Purchaser shall have executed and delivered the Assumption Agreement and shall have made the payment contemplated by Section 1.6(b)(ii).

(b) All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.


6.       INDEMNIFICATION, ETC.

6.1      Survival Of Representations And Covenants.

(a) The representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation): (i) the Closing and the sale of the Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Assets by the Purchaser; and (iii) the death or dissolution of any party to this Agreement. Except as set forth in Section 6.1(c), all of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for an unlimited period of time.

(b) The representations, warranties, covenants and obligations of the Shareholder and the Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

(c) Subject to Section 6.1(d), the  representations  and warranties set forth in
Section 2 shall expire on the fourth anniversary of the Closing Date; provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty set forth in any of said Sections is given to the Shareholder's Representative on or prior to the fourth anniversary of the Closing Date, then, notwithstanding anything to the contrary contained in this
Section 6.1(c), such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as each and every claim (including any indemnification claim asserted by any Indemnitee under Section 6.2) that is based directly or indirectly upon, or that relates directly or indirectly to, any Breach or alleged Breach of such representation or warranty has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Shareholder's Representative and the Purchaser or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

(d) Notwithstanding anything to the contrary contained in Section 6.1(c) (and without limiting the generality of anything contained in Section 6.1(a)), if the Shareholder or the Seller had knowledge, on or prior to the Closing Date, of any circumstance that constitutes or that has given rise or could be expected to give rise, directly or indirectly, to any Breach of any representation or warranty set forth in Section 2, then such representation or warranty shall not expire, but rather shall remain in full force and effect for an unlimited period of time (regardless of whether any Claim Notice relating to such representation or warranty is ever given).

(e) For purposes of this Agreement, a "Claim Notice" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the Shareholders' Representative a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

(f) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Shareholder and the Seller in this Agreement.

6.2      Indemnification By The Shareholders And The Seller.

(a) The Shareholder and the Seller, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(i) any Breach of any of the representations or warranties made by the Shareholder or the Seller in this Agreement or in the Closing Certificate or any of the other Transactional Agreements;

(ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of the Shareholder, the Seller or any Representative of the Shareholder or of the Seller;

(iii) any Breach of any covenant or obligation of the Shareholder or the Seller contained in any of the Transactional Agreements;

     (iv) any Liability of the Seller or of any Related Party, other than the Assumed Liabilities;

     (v) any Liability (other than the Assumed Liabilities) to which the Purchaser or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product produced or sold or any services performed by or on behalf of the Seller, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by the Seller on or at any time prior to the Closing Date, (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Seller, (D) the operation by the Seller of its business, or (E) any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions;

(vi) any matter identified or referred to in Part ____ or Part ____ of the Disclosure Schedule; or

(vii) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," "(v)" or "(vi)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 7).

6.3      Indemnification By Purchaser.

(a) The Purchaser shall hold harmless and indemnify the Seller from and against, and shall compensate and reimburse the Seller for, any Damages that are directly or indirectly suffered or incurred by the Seller or to which the Seller may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(i) any failure on the part of the Purchaser to perform and discharge the Assumed Liabilities on a timely basis;

(ii) any Breach of any representation or warranty made by the Purchaser in this Agreement; or

(iii) any Proceeding relating directly or indirectly to any failure or Breach of the type referred to in clause "(i)" or "(ii)" above (including any Proceeding commenced by the Seller for the purpose of enforcing its rights under this Section 6.3).


6.4 Setoff. In addition to any rights of setoff or other rights that the Parent or Purchaser or any of the other Indemnitees may have at common law or otherwise, Parent and Purchaser shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this Section 6 from any amount otherwise payable by any Indemnitee, including amounts payable pursuant to Sections 1.2(a) (iii) and (iv), to the Shareholder's Representative or to the Seller or the Shareholder. Additionally, Parent and Purchaser shall have the right, but not the obligation, to withhold and deduct such amount as is equal to the difference between (a) (i) the June 14th Accounts Payable Amount plus any other accounts payable amounts accrued prior to June 14, 1999 minus (ii) actual amounts collected by Purchaser directly (or collected by Seller prior to the Closing and delivered to Purchaser) from the June 14th Accounts Receivable Amount minus (b) three hundred thousand dollars ($300,000); provided, however, that Purchaser shall assign such uncollected accounts receivable to Shareholder. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.


         From time to time, Parent or Purchaser may give notice (a "Notice") to Seller and Shareholder specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have under Section 6 of this Agreement; Parent and Purchaser may make more than one claim with respect to any underlying state of facts. If Seller gives notice to Parent and Purchaser disputing any Claim (a "Counter Notice") within 30 days following receipt by Seller and Shareholder of the Notice regarding such Claim, such Claim shall be resolved as provided below. If no Counter Notice is received by Parent and Purchaser within such 30-day period, then the dollar amount of damages claimed by Parent or Purchaser as set forth in its Notice shall be deemed established for purposes of this Agreement and, at the end of such 30-day period, Purchaser shall be entitled to withhold and deduct from payments owed to Seller the dollar amount claimed in the Notice.


         If a Counter Notice is given with respect to a Claim, Purchaser shall withhold and deduct from payment owed to Seller with respect thereto only (i) upon the mutual agreement of Purchaser and Shareholder or (ii) a final non-appealable order of a court of competent jurisdiction; provided, however, until such Claim is resolved pursuant to (i) or (ii) above, Purchasers payment obligations under Sections 1.2(a) (iii) and (iv) shall be suspended. Purchaser's payment obligations will only resume upon such time as the Claim is resolved.


6.5 Nonexclusivity Of Indemnification Remedies. The indemnification remedies and other remedies provided in this Section 6 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 6 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

6.6 Defense Of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, against any other Indemnitee or against any other Person) with respect to which the Shareholder or the Seller may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 6, the Purchaser shall have the right, at its election, to designate the Shareholder's Representative to assume the defense of such claim or Proceeding at the sole expense of the Shareholder and the Seller. If the Purchaser so elects to designate the Shareholder's Representative to assume the defense of any such claim or Proceeding:

(a) the Shareholder's Representative shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

(b) the Purchaser shall make available to the Shareholder's Representative any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

(c) the Shareholder's Representative shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

(d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

(e) the Shareholder's Representative shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser; and

(f) the Purchaser may at any time (notwithstanding the prior designation of the Shareholder's Representative to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

If the Purchaser does not elect to designate the Shareholder's Representative to assume the defense of any such claim or Proceeding (or if, after initially designating the Shareholder's Representative to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

(i) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Shareholder and the Seller;

(ii) the Shareholder and the Seller shall make available to the Purchaser any documents and materials in the possession or control of either of the Shareholder or the Seller that may be necessary to the defense of such claim or Proceeding;

(iii) the Purchaser shall keep the Shareholder's Representative informed of all material developments and events relating to such claim or Proceeding; and

(iv) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Shareholder's
         Representative; provided, however, that the Shareholder's Representative shall not unreasonably withhold such consent.

6.7 Exercise Of Remedies By Indemnitees Other Than Purchaser. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.


7.       CERTAIN POST-CLOSING COVENANTS.

7.1 Further Actions. From and after the Closing Date, the Shareholder and the Seller shall cooperate with the Purchaser and the Purchaser's affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of all of the Assets. Without limiting the generality of the foregoing, from and after the Closing Date, the Seller shall promptly remit to the Purchaser any funds that are received by the Seller and that are included in, or that represent payment of receivables included in, the Assets. The Seller: (a) hereby irrevocably authorizes the Purchaser, at all times on and after the Closing Date, to endorse in the name of the Seller any check or other instrument that is made payable to the Seller and that represents funds included in, or that represents the payment of any receivable included in, the Assets; and (b) hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution) effective as of the Closing Date, and hereby authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing Date) that the Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets, (ii) defending or compromising any claim or Proceeding relating to any of the Assets, or (iii) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller.

7.2 Publicity. The Shareholder and the Seller shall ensure that, on and at all times after the Closing Date: (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of the Shareholder or the Seller without the Purchaser's prior written consent; (b) the Shareholder and the Seller continue to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and (c) the Shareholder and the Seller keep strictly confidential, and neither the Seller nor the Shareholder uses or discloses to any other Person, any non-public document or other information that relates directly or indirectly to the business of the Seller, the Purchaser or any affiliate of the Purchaser.

7.3 No Hiring or Solicitation of Employees. Shareholder agrees that, during the Noncompetition Period, Shareholder shall not, and shall not permit any of its Affiliates to: (a) hire any Employee of Purchaser, or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Shareholder's own behalf or on behalf of any other Person) or any Employee to leave his or her employment with the Purchaser or any of the Purchaser's other subsidiaries. (For purposes of this Section 7.3, "Employee" shall mean any individual who (i) is or was an employee of any of the Seller on the date of this Agreement or during the 180-day period ending on the date of this Noncompetition Agreement, and (ii) remains or becomes an employee of the Purchaser or any of the Purchaser's other subsidiaries on the date of this Agreement or at any time during the Noncompetition Period.)


8.       MISCELLANEOUS PROVISIONS.

8.1 Joint And Several Liability. The Shareholder agrees that the Shareholder shall be jointly and severally liable with the Seller for the due and timely compliance with and performance of each of the covenants and obligations of the Seller set forth in the Transactional Agreements. The Shareholder's obligations and liability under this Agreement and the other Transactional Agreements shall not be limited in any way by: (i) any failure on the part of the Purchaser or any other Indemnitee to exercise any right or assert any claim against the Seller; (i) the dissolution or insolvency of, or the appointment of any receiver, conservator or liquidator for, or the commencement of any bankruptcy, reorganization, moratorium, arrangement or other proceeding by, against or with respect to, the Seller or the Shareholder; (iii) any merger or consolidation of the Seller with or into any other Entity; or (iv) the sale or other disposition by the Shareholder of any or all of the Shareholder's shares of the stock of the Seller.

8.2      Shareholder's and Seller's Representative.


(a) The Shareholder and the Seller hereby irrevocably nominate, constitute and appoint Harry Kurtzman as the agent and true and lawful attorney-in-fact of the Shareholder and the Seller (the "Shareholder's Representative"), with full power of substitution, to act in the name, place and stead of the Shareholder and the Seller for purposes of executing any documents and taking any actions that the Shareholder's Representative may, in his sole discretion, determine to be appropriate in connection with any of the Transactional Agreements or any of the Transactions. Harry Kurtzman hereby accepts his appointment as Shareholder's Representative.


(b) The Shareholder and the Seller hereby grant to the Shareholder's Representative full authority to execute, deliver, acknowledge, certify, file and record on behalf of the Shareholder and the Seller (in the name of the Shareholder, the Seller or otherwise) any and all documents that the
Shareholder's Representative may, in his sole discretion, determine to be appropriate, in such forms and containing such provisions as the Shareholder's Representative may, in his sole discretion, determine to be appropriate (including any amendment to or waiver of rights under any of the Transactional Agreements). Notwithstanding anything to the contrary contained in any of the Transactional Agreements: (i) the Purchaser shall be entitled to deal exclusively with the Shareholder's Representative on all matters relating to the respective Transactional Agreements and the respective Transactions (including all matters relating to any notice to, or any Consent to be given or action to be taken by, the Shareholder or the Seller); and

(ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of the Shareholder or on behalf of the Seller by the Shareholder's Representative, and on any other action taken or purported to be taken on behalf of the Shareholder or on behalf of the Seller by the Shareholder's Representative, as fully binding upon the Shareholder and on the Seller.

(c) The Shareholder and the Seller recognize and intend that the power of attorney granted in Section 8.2(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Shareholder's Representative; and
(iii) shall survive the dissolution of the Shareholder or Seller.

(d) If the Shareholder's Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities hereunder, the Shareholder's, within ten days after such death or disability, shall appoint a successor to the Shareholder's Representative and immediately thereafter notify the Purchaser of the identity of such successor. Any such successor shall succeed the Shareholder's Representative as Shareholder's Representative hereunder.

(e) All expenses incurred by the Shareholder's Representative in connection with the performance of his duties as Shareholder's Representative shall be borne and paid by the Shareholder and the Seller.

8.3 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

8.4      Fees and Expenses.

(a) The Shareholder and the Seller shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the Shareholder or the Seller in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Seller (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review); (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions.

(b) Subject to the provisions of Section 6.2 (including the indemnification and other obligations of the Seller and Shareholder thereunder) and Section 8.4(c), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Seller; (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and (iv) the consummation and performance of the Transactions.

8.5 Attorneys' Fees. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8.6 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to the Shareholder or to the Shareholder's Representative:

                                    Aura Systems, Inc.
                                    Attn: Harry Kurtzman, CEO
                                    2335 Alaska Avenue
                                    El Segundo, CA 90245
                                    Facsimile: 310-643-7585

                  if to the Seller:
                                    Aurasound, Inc. c/o Aura Systems, Inc.
                                    Attn: Steven Veen, CFO
                                    2335 Alaska Avenue
                                    El Segundo, CA 90245
                                    Facsimile: 310-643-8719

                  if to the Purchaser:
                                    Algo Technology, Inc.
                                    47338 Fremont Blvd.
                                    Fremont, CA 94538
                                    Facsimile: 510-770-3622


8.7      Time Of The Essence.  Time is of the essence of this Agreement.

8.8 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

8.10     Governing Law; Venue.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each party to this Agreement:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

(ii) agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c) The Shareholder and the Seller agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Shareholder and the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

(d) Nothing in this Section 8.10 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding against the Shareholder or the Seller in any forum or jurisdiction.

(e) The Shareholder irrevocably constitutes and appoints the Shareholder's Representative as its agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

8.11     Successors And Assigns; Parties In Interest.

(a) This Agreement shall be binding upon: the Seller and its successors and assigns (if any); the Shareholder and the Shareholder's personal representatives, executors, administrators, estate, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; the Shareholder; the Purchaser; the other Indemnitees (subject to Section 6.7); and the respective successors and assigns (if any) of the foregoing.

(b) The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 6), in whole or in part, to any other Person without obtaining the consent or approval of any other Person. Neither the Seller nor the Shareholder shall be permitted to assign any of his or its rights or delegate any of his or its obligations under this Agreement without the Purchaser's prior written consent.

(c) Except for the provisions of Section 6 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

8.12 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Shareholder and the Seller agree that: (a) in the event of any Breach or threatened Breach by the Shareholder or the Seller of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

8.13     Waiver.

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser, the Seller and the Shareholder's Representative.

8.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

8.16 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

8.17 Knowledge. For purposes of this Agreement, a Person shall be deemed to have "knowledge" of a particular fact or other matter if any Representative of such Person has knowledge of such fact or other matter.

8.18     Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         The parties to this Agreement have caused this Agreement to be executed and delivered as of December 1, 1999.

                               AURA SYSTEMS, INC.,

                             a Delaware corporation




                               By:
                                  Harry Kurtzman, CEO



                               AURASOUND, INC.,
                             a Delaware corporation



                             By:
                                Steve Veen, Chief Financial Officer



                             ALGO TECHNOLOGY, INC.,
                             a California corporation



                             By:
                                 Arthur Liu, Chief Executive Officer



                             ALGO SOUND, INC.,
                             a California corporation




                               By:
                                 Raymond Yu, President

                          EXHIBIT A CERTAIN DEFINITIONS
            For purposes of the Agreement (including this Exhibit A):

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving: (a) the sale or other disposition of all or any portion of the business or assets of the Seller (other than in the Ordinary Course of Business); (b) the issuance, sale or other disposition of (i) any capital stock or other securities of the Seller, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other securities of the Seller, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other securities of the Seller; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Seller.

         Affiliate. "Affiliate" shall mean with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

     Agreement. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Best Efforts. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

         Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

     CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

     Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Comparable Entities. "Comparable Entities" shall mean Entities (other than the Seller) that are engaged in businesses similar to the business of the Seller.

     Consent.  "Consent"  shall  mean  any  approval,   consent,   ratification,
permission, waiver or authorization (including any Governmental Authorization).

         Contract. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Shareholder and the Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

     Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with any of the Specified Entities under Section 414 of the Code.

     Excluded Assets. "Excluded Assets" shall mean the assets identified on Exhibit B (to the extent owned by the Seller on the Closing Date).

         GAAP.  "GAAP" shall mean generally accepted accounting principles.

         Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         Governmental Body. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         Hazardous Material. "Hazardous Material" shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA and any other so-called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         Immaterial Contract. "Immaterial Contract" shall mean any Seller Contract that: (a) was entered into by the Seller in the Ordinary Course of Business; (b) is identical in all material respects to one of the Standard Form Agreements; (c) has a term of less than 30 days or may be terminated by the Seller (without penalty) within 30 days after the delivery of a termination notice by the Seller to the other party thereto; and (d) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $15,000.00.

     Indemnitees. "Indemnitees" shall mean the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

          June 14th Accounts Payable Amount. "June 14th Accounts Payable Amount" shall mean the sum of the list of accounts payable of Seller as at June 14, 1999, attached hereto as Exhibit ___.

         June 14th Accounts Receivable Amount. "June 14th Accounts Payable Amount" shall mean the sum of the list of accounts receivable of Seller as at June 14, 1999, attached hereto as Exhibit ___.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     Noncompetition Period. "Noncompetition Period" shall mean the period commencing on the date of this Agreement and ending on the fifth anniversary of the date of this Agreement.

         Order. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

         Ordinary Course of Business. An action taken by or on behalf of the Seller shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                           (a) such action is recurring in nature, is consistent with the past practices of the Seller and is taken in the ordinary course of the normal day-to-day operations of the Seller;

                           (b) such action is taken in accordance with sound and prudent business practices;

                           (c) such action is not required to be authorized by the shareholders of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller and does not require any other separate or special authorization of any nature; and

                           (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of Comparable Entities.

               Person. "Person" shall mean any individual, Entity or Governmental Body.

         Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

         Proprietary Asset. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         Related Party. Each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer of the Seller; (b) each member of the family of each of the individuals referred to in clause "(a)" above; and (c) any Entity (other than the Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

     Representatives.   "Representatives"   shall  mean   officers,   directors,
employees, agents, attorneys, accountants, advisors and representatives.

     Seller Contract. "Seller Contract" shall mean any Contract: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest. Seller Proprietary Asset. "Seller Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Seller or otherwise used by the Seller.

     Standard Form Agreements. "Standard Form Agreements" shall mean the forms of agreements attached as Appendices 2.14(A) and 2.14(B) to the Disclosure Schedule.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Transactional Agreements. "Transactional Agreements" shall mean: (a) the Agreement; (b) the Assumption Agreement; (c) the License Agreement and (d) the Closing Certificate.

         Transactions. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller and the execution of the License Agreement by the Shareholder to the Purchaser in accordance with the Agreement; (ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by the Seller, the Shareholder and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller, the Shareholder and the Purchaser of their respective rights under the Transactional Agreements.



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                                                   TABLE OF CONTENTS
                                                      (CONTINUED)
    PAGE


                                                        iii.
                                                   TABLE OF CONTENTS



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


1.       SALE OF ASSETS; RELATED TRANSACTIONS.....................................................................1

         1.1      Sale of Assets..................................................................................1

         1.2      License Agreement...............................................................................2

         1.3      Purchase Price..................................................................................2

         1.4      Sales Taxes.....................................................................................4

         1.5      Allocation......................................................................................4

         1.6      Closing.........................................................................................4

2.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND THE SELLER.........................................5

         2.1      Due Organization; No Subsidiaries; Etc..........................................................5

         2.2      Certificate of Incorporation and Bylaws; Records................................................5

         2.3      Capitalization..................................................................................6

         2.4      Financial Statements............................................................................6

         2.5      Absence Of Changes..............................................................................6

         2.6      Title To Assets.................................................................................7

         2.7      Bank Accounts...................................................................................8

         2.8      Receivables.....................................................................................8

         2.9      Customers; Distributors.........................................................................8

         2.10     Inventory.......................................................................................8

         2.11     Equipment, Etc..................................................................................8

         2.12     Real Property...................................................................................9

         2.13     Proprietary Assets..............................................................................9

         2.14     Contracts......................................................................................10

         2.15     Liabilities....................................................................................11

         2.16     Compliance with Legal Requirements.............................................................12

         2.17     Governmental Authorizations....................................................................13

         2.18     Tax Matters....................................................................................13

         2.19     Employee And Labor Matters.....................................................................14

         2.20     Benefit Plans; ERISA...........................................................................15

         2.21     Environmental Matters..........................................................................16

         2.22     Sale of Products...............................................................................17

         2.23     Performance Of Services........................................................................17

         2.24     Insurance......................................................................................17

         2.25     Related Party Transactions.....................................................................18

         2.26     Certain Payments, Etc..........................................................................18

         2.27     Proceedings; Orders............................................................................19

         2.28     Authority; Binding Nature Of Agreements........................................................19

         2.29     Non-Contravention; Consents....................................................................20

         2.30     Brokers........................................................................................21

         2.31     The Shareholders...............................................................................21

         2.32     Full Disclosure................................................................................21

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................................21

         3.1      Authority; Binding Nature Of Agreements........................................................21

         3.2      Brokers........................................................................................22

4.       CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.............................................22

         4.1      Accuracy Of Representations....................................................................22

         4.2      Performance Of Obligations.....................................................................22

         4.3      Consents.......................................................................................22

         4.4      Additional Documents...........................................................................22

         4.5      No Prohibition.................................................................................23

5.       CONDITIONS PRECEDENT  TO THE SELLER'S OBLIGATION TO CLOSE...............................................23

         5.1      Accuracy Of Representations....................................................................23

         5.2      Purchaser's Performance........................................................................23

6.       INDEMNIFICATION, ETC....................................................................................23

         6.1      Survival Of Representations And Covenants......................................................23

         6.2      Indemnification By The Shareholders And The Seller.............................................24

         6.3      Indemnification By Purchaser...................................................................25

         6.4      Setoff.........................................................................................26

         6.5      Nonexclusivity Of Indemnification Remedies.....................................................26

         6.6      Defense Of Third Party Claims..................................................................27

         6.7      Exercise Of Remedies By Indemnitees Other Than Purchaser.......................................28

7.       CERTAIN POST-CLOSING COVENANTS..........................................................................28

         7.1      Further Actions................................................................................28

         7.2      Publicity......................................................................................28

         7.3      No Hiring or Solicitation of Employees.........................................................29

8.       MISCELLANEOUS PROVISIONS................................................................................29

         8.1      Joint And Several Liability....................................................................29

         8.2      Shareholder's and Seller's Representative......................................................29

         8.3      Further Assurances.............................................................................30

         8.4      Fees and Expenses..............................................................................30

         8.5      Attorneys' Fees................................................................................31

         8.6      Notices........................................................................................31

         8.7      Time Of The Essence............................................................................32

         8.8      Headings.......................................................................................32

         8.9      Counterparts...................................................................................32

         8.10     Governing Law; Venue...........................................................................32

         8.11     Successors And Assigns; Parties In Interest....................................................33

         8.12     Remedies Cumulative; Specific Performance......................................................33

         8.13     Waiver.........................................................................................33

         8.14     Amendments.....................................................................................34

         8.15     Severability...................................................................................34

         8.16     Entire Agreement...............................................................................34

         8.17     Knowledge......................................................................................34

         8.18     Construction...................................................................................34

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